                                                                       EXHIBIT 2








                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                                      UICI,

                              UICI ACQUISITION CO.

                                       AND

                         HEALTHPLAN SERVICES CORPORATION



                           DATED AS OF OCTOBER 5, 1999

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I.            THE MERGER.................................................................................1
     Section 1.1.          The Merger............................................................................1
     Section 1.2.          Effective Time of the Merger..........................................................1
     Section 1.3.          Closing...............................................................................2
ARTICLE II.           THE SURVIVING CORPORATION..................................................................2
     Section 2.1.          Certificate of Incorporation..........................................................2
     Section 2.2.          By-Laws...............................................................................2
     Section 2.3.          Directors and Officers of Surviving Corporation.......................................2
ARTICLE III.          CONVERSION OF SHARES.......................................................................2
     Section 3.1.          Exchange Ratio........................................................................2
     Section 3.2.          Exchange of Company Common Stock; Procedures..........................................3
     Section 3.3.          Dividends; Escheat....................................................................4
     Section 3.4.          No Fractional Securities..............................................................4
     Section 3.5.          Closing of Company Transfer Books.....................................................5
     Section 3.6.          Further Assurances....................................................................5
ARTICLE IV.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................5
     Section 4.1.          Corporate Organization; Related Entities..............................................5
     Section 4.2.          Capitalization........................................................................6
     Section 4.3.          Authority Relative to this Agreement..................................................7
     Section 4.4.          Consents and Approvals; No Violations.................................................7
     Section 4.5.          Reports and Financial Statements......................................................8
     Section 4.6.          Absence of Certain Changes or Events..................................................8
     Section 4.7.          Litigation............................................................................8
     Section 4.8.          Absence of Undisclosed Liabilities....................................................9
     Section 4.9.          No Default............................................................................9
     Section 4.10.         Taxes.................................................................................9
     Section 4.11.         Intellectual Property................................................................12
     Section 4.12.         Stockholder Rights Plan..............................................................13
     Section 4.13.         Information in Disclosure Documents and Registration Statement.......................13
     Section 4.14.         Employees............................................................................13
     Section 4.15.         Employee Benefit Plans; ERISA........................................................14
     Section 4.16.         Environmental Matters................................................................15
     Section 4.17.         Vote Required........................................................................16
     Section 4.18.         Opinion of Financial Advisor.........................................................16
     Section 4.19.         Insurance............................................................................16
     Section 4.20.         Affiliate Transactions...............................................................17
     Section 4.21.         Brokers..............................................................................17
     Section 4.22.         Year 2000............................................................................17
ARTICLE V.            REPRESENTATIONS AND WARRANTIES OF PARENT..................................................18
     Section 5.1.          Organization.........................................................................18
     Section 5.2.          Capitalization.......................................................................18
     Section 5.3.          Authority Relative to this Agreement.................................................19

     Section 5.4.          Consents and Approvals; No Violations................................................19
     Section 5.5.          Reports and Financial Statements.....................................................20
     Section 5.6.          Absence of Certain Changes or Events; Material Agreements............................20
     Section 5.7.          Litigation...........................................................................20
     Section 5.8.          Absence of Undisclosed Liabilities...................................................21
     Section 5.9.          No Default...........................................................................21
     Section 5.10.         Information in Disclosure Documents and Registration Statement.......................21
     Section 5.11.         Environmental Protection.............................................................22
     Section 5.12.         Vote Required........................................................................23
     Section 5.13.         Insurance............................................................................23
     Section 5.14.         Year 2000............................................................................23
     Section 5.15.         Affiliate Transactions...............................................................24
ARTICLE VI.           CONDUCT OF BUSINESS PENDING THE MERGER....................................................24
     Section 6.1.          Conduct of Business by the Company Pending the Merger................................24
     Section 6.2.          Conduct of Business by Parent Pending the Merger.....................................25
     Section 6.3.          Conduct of Business of Sub...........................................................26
ARTICLE VII.          ADDITIONAL AGREEMENTS.....................................................................26
     Section 7.1.          Access and Information...............................................................26
     Section 7.2.          Solicitation of Competing Transactions...............................................26
     Section 7.3.          Registration Statement...............................................................28
     Section 7.4.          Proxy Statement-Prospectus; Stockholder Approvals....................................28
     Section 7.5.          Compliance with the Securities Act...................................................29
     Section 7.6.          Commercially Reasonable Efforts......................................................29
     Section 7.7.          Voting Agreement.....................................................................30
     Section 7.8.          Company Stock Options................................................................30
     Section 7.9.          Public Announcements.................................................................30
     Section 7.10.         Directors' and Officers' Indemnification and Insurance...............................31
     Section 7.11.         Election to Parent Board of Directors................................................31
     Section 7.12.         Company Stock Option Agreement.......................................................31
     Section 7.13.         Expenses.............................................................................31
     Section 7.14.         Listing Application..................................................................31
     Section 7.15.         Supplemental Disclosure..............................................................32
     Section 7.16.         Letters of Accountants...............................................................32
     Section 7.17.         Conveyance Taxes.....................................................................32
     Section 7.18.         Non-solicitation of Employees........................................................32
     Section 7.19.         Exchange Act Filings.................................................................32
     Section 7.20.         Litigation Reserve...................................................................33
ARTICLE VIII.         CONDITIONS TO CONSUMMATION OF THE MERGER..................................................33
     Section 8.1.          Conditions to Each Party's Obligation to Effect the Merger...........................33
     Section 8.2.          Conditions to Obligations of Parent and Sub to Effect the Merger.....................34
     Section 8.3.          Conditions to Obligation of the Company to Effect the Merger.........................35
ARTICLE IX.           TERMINATION...............................................................................35
     Section 9.1.          Termination..........................................................................35
     Section 9.2.          Effect of Termination................................................................37
ARTICLE X.            GENERAL PROVISIONS........................................................................37
     Section 10.1.         Amendment and Modification...........................................................37

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
     Section 10.2.         Waiver...............................................................................37
     Section 10.3.         Survivability; Investigations........................................................38
     Section 10.4.         Notices..............................................................................38
     Section 10.5.         Descriptive Headings; Interpretation.................................................39
     Section 10.6.         Entire Agreement; Assignment.........................................................39
     Section 10.7.         Governing Law........................................................................39
     Section 10.8.         Severability.........................................................................39
     Section 10.9.         Counterparts.........................................................................39

EXHIBITS

Exhibit A         Voting Agreement
Exhibit B         Affiliation Agreement
Exhibit C         Option Agreement

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 5, 1999 (this "Agreement"), by and among UICI, a Delaware corporation ("Parent"), UICI ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Parent as the sole stockholder of Sub) have approved this Agreement and the merger of Sub with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain holders of shares of the Common Stock, par value $.01 per share (the "Company Common Stock"), of the Company, are entering into an agreement with Parent in the form attached hereto as Exhibit A (the "Voting Agreement") to vote certain shares of Company Common Stock according to the terms set forth in the Voting Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         Section 1.1. The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company (the "Merger"), the separate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259(a) of the DGCL.

         Section 1.2. Effective Time of the Merger. The Merger shall become effective at the time of filing of a properly executed Certificate of Merger in the form required by and executed in accordance with the provisions of Section 251 of the DGCL. The parties hereto shall cause such filing to be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

         Section 1.3. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at Fowler, White, Gillen, Boggs, Villareal and Banker P.A., Suite 1700, 501 East Kennedy Blvd, Tampa, Florida 33601, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree; provided, however, that the closing of the transactions contemplated hereby shall not occur between the period from December 10, 1999 through January 10, 2000 (such date, the "Closing Date").

                                  ARTICLE II.
                            THE SURVIVING CORPORATION

         Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to provide that the name of the Surviving Corporation shall be "HealthPlan Services Corporation."

         Section 2.2. By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         Section 2.3. Directors and Officers of Surviving Corporation.

               (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

               (b) The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                                  ARTICLE III.
                              CONVERSION OF SHARES

         Section 3.1. Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

               (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b)), shall be converted into the right to receive a number of shares of Common Stock, par value $.01 per share (the "Parent Common Stock"), of Parent, equal to the Exchange Ratio (as hereinafter defined) and payable upon the surrender of the certificate formerly representing such share of Company Common Stock in accordance with Section 3.2 hereof. The "Exchange Ratio" shall be equal to the result (rounded to the nearest 1/10,000, with .0005 rounded up) obtained by dividing $9.50 by: (i) $28.00, if the Parent Average Price (as hereinafter defined) is less than $28.00 and greater than or equal to $23.00; (ii) the Parent


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

Average Price plus $5.00, if the Parent Average Price is less than $23.00 and greater than or equal to $21.00; (iii) the Parent Average Price, if the Parent Average Price is greater than or equal to $28.00 and less than or equal to $30.00; (iv) $30.00, if the Parent Average Price is greater than $30.00 and less than or equal to $33.00; and (v) the Parent Average Price less $3.00, if the Parent Average Price is greater than $33.00; provided, however, that if the Parent Average Price is less than $21.00, the Exchange Ratio shall be .3654. "Parent Average Price" means the average (rounded to the nearest 1/10,000th) of the volume weighted averages (rounded to the nearest 1/10,000th) of the trading prices of the Parent Common Stock on the New York Stock Exchange (the "NYSE"), as reported by Bloomberg Financial Markets (or such other source Parent and the Company shall agree in writing), for the 20 consecutive trading days ending on the third trading day immediately preceding the Effective Time.

               (b) All shares of Company Common Stock that, in either case, are
(i) held by the Company as treasury shares or (ii) owned by Parent or any wholly-owned Subsidiary of Parent, shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

               (c) All shares of Common Stock, $.01 par value per share ("Sub Common Stock"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

               (d) Each outstanding option to purchase Company Common Stock (each, a "Company Stock Option") shall be assumed by Parent as more specifically provided in Section 7.8.

         Section 3.2. Exchange of Company Common Stock; Procedures.

               (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time.

               (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common

Stock (the "Certificates") that were converted pursuant to Section 3.1 into the right to receive shares of Parent Common Stock (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article III, (y) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be canceled and (z) any dividends or distributions to which such holder may be entitled pursuant to Section 3.3. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends or distributions, which may be payable pursuant to Section 3.3 hereof.

         Section 3.3. Dividends; Escheat. No dividends or distributions that are declared on shares of Parent Common Stock will be paid to persons entitled to receive certificates representing shares of Parent Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this Article III shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock for any shares of Parent Common Stock, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         Section 3.4. No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on the NYSE for the five trading days immediately preceding the Effective Time.

         Section 3.5. Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article III.

         Section 3.6. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as follows:

         Section 4.1. Corporate Organization; Related Entities.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Schedule 4.1(a) lists, and the Company is duly qualified as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of the Company's properties (owned or leased) or the nature of its activities makes such qualification necessary, except for failures, if any, to be so qualified which would not in the aggregate have a Company Material Adverse Effect (as hereinafter defined).

               (b) Schedule 4.1(b) lists all of the Subsidiaries of the Company which would be required to be set forth as an exhibit to the Company's Annual Report on Form 10-K pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Company Subsidiaries"). Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which would not in the aggregate have a Company Material Adverse Effect.

               (c) The copies of the Certificate of Incorporation and By-Laws of the Company heretofore delivered to Parent are complete and correct copies of such instruments as presently in effect.

               (d) As used in this Agreement, any reference to any event, change, circumstance or effect having a "Company Material Adverse Effect" shall mean that such event, change, circumstance or effect is, individually or in the aggregate, materially adverse to the business, operations, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Company and any of its Subsidiaries taken as a whole or to the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement, other than any event, change, circumstance or effect relating to or resulting from: (i) general changes in the industries in which the Company operates its business; (ii) changes in general economic conditions or securities markets in general; and (iii) the termination of any contract listed in Schedule 4.4 resulting from a termination right triggered by this Agreement, the transactions contemplated hereby or the announcement thereof.

         Section 4.2. Capitalization.

               (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 13,665,139 of which are issued and outstanding. As of the date of this Agreement, options to acquire 2,008,275 shares of Company Common Stock ("Company Stock Options") are outstanding under all of the Company Option Plans (as defined below) and 2,711,261 shares of Company Common Stock are reserved for issuance pursuant to the Company Option Plans. The "Company Option Plans" means the Amended and Restated HealthPlan Services Corporation 1996 Employee Stock Option Plan, the HealthPlan Services Corporation 1995 Incentive Equity Plan, the HealthPlan Services Corporation 1995 Consultants Stock Option Plan, the HealthPlan Services Corporation 1996 Employee Stock Purchase Plan, the HealthPlan Services Corporation 1995 Directors Stock Option Plan and the Amended and Restated HealthPlan Services Corporation Directors Equity Plan. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

               (b) Except as disclosed in this Section 4.2 or on Schedule 4.2(b) or as contemplated by the Option Agreement (defined herein), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the capital stock of the Company.

               (c) Except as set forth on Schedule 4.2(c), none of the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

               (d) Except as set forth on Schedule 4.2(d) and for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Company Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by the Company or another Subsidiary of the Company, free of any Liens, preemptive rights or other restrictions with respect thereto.

         Section 4.3. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by Section 7.4(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         Section 4.4. Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, By-laws or other organizational documents of the Company or the organizational documents of any of its Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to Parent Common Stock to be offered to the Company stockholders, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers (the "NASD") and the filing and recordation of a Certificate of Merger as required by the DGCL, (iii) except as set forth on Schedule 4.4 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii), (iii) and
(iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in the aggregate, a Company Material Adverse Effect.

         Section 4.5. Reports and Financial Statements. Except as set forth on
Schedule 4.5, the Company has timely filed all reports required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since December 31, 1997 (collectively, the "Company SEC Reports"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the financial position of the Company as at the dates thereof and the results of operations and cash flows of the Company for the periods then ended. Since December 31, 1998, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company.

         Section 4.6. Absence of Certain Changes or Events. Except as set forth on Schedule 4.6 or in the Company SEC Reports filed as of the date of this Agreement, since December 31, 1998, (i) neither the Company nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or any of its Subsidiaries which has had or is reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 4.6 or as would not represent a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party.

         Section 4.7. Litigation. Except as disclosed on Schedule 4.7 and except for litigation disclosed in the notes to the financial statements included in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against, the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have a Company Material Adverse Effect. For purposes of this Agreement, wherever the term "Company knowledge" or "best knowledge of the Company" or any phrase of similar import is used it shall mean the actual knowledge of the directors and the executive officers of the Company, or knowledge which such persons could reasonably be expected to possess in view of their respective positions with the Company, and, except as provided above, shall not include imputed, constructive or implied knowledge of any such persons.

         Section 4.8. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after June 30, 1999 in the ordinary course of business and consistent with past practice, or except as set forth on Schedule 4.8, none of the Company or any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) and which could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.9. No Default. Except as set forth in Schedule 4.9, neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (i) the Company's or the respective Subsidiary's Certificate or Articles of Incorporation or By-Laws, or (ii) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of their properties or assets or (y) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, or any of its Subsidiaries or any of their properties or assets may be bound, except in the case of this clause (ii), which breaches, violations or defaults, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries have, and are in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable them to own their businesses and conduct their businesses as currently conducted and as currently proposed to be conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated hereby or (y) could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.10. Taxes.

               (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and each of its Subsidiaries for each of the Company's years ended 1996, 1997 and 1998, inclusive.

               (b) Except where the failure to be in compliance with any of the following representations would not have a Company Material Adverse Effect or as disclosed in Schedule 4.10(b):

                  (i) All returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "Tax Returns") required to be filed by the Company and each of its Subsidiaries have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete. The Company and each of its Subsidiaries is not required to file any state Tax Returns other than in the states reflected on Schedule 4.10(b), identifying for the Company and for each Subsidiary each such state. No authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns has claimed that the Company or any of its Subsidiaries is subject to tax in such jurisdiction.

                  (ii) The Company and each of its Subsidiaries has timely paid all Taxes owed (whether or not shown on any Tax Return) or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

                  (iii) There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries except Liens for Taxes not yet due and payable.

                  (iv) No Tax Returns of the Company or any of its Subsidiaries have been examined by the Internal Revenue Service (the "Service") since 1995. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries which has not been resolved and paid in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or any of its Subsidiaries (including the time for filing of Tax Returns or paying Taxes).

                  (v) Neither the Company nor any of its Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority.

                  (vi) The Company and each of its Subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  (vii) Other than as set forth in Schedule 4.10(b)(vii), no audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company or any of its Subsidiaries, and neither the Company nor any of its

         Subsidiaries has received a written notice of any pending audits or proceedings. Schedule 4.10(b)(vii) shall set forth the nature of any such audit or proceeding, the type of Tax Return, any deficiencies proposed, asserted or assessed and the amount thereof and the tax year in question.

                  (viii) Neither the Company nor any its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

                  (ix) The Company and each of its Subsidiaries has been and continues to be an includible corporation which is a member of the affiliated group (within the meaning of Section 1504 of the Code) for which the Company files a consolidated return as the common parent.

                  (x) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries.

                  (xi) No power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

                  (xii) Neither the Company nor any of its Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (xiii) The Company has identified for Parent all agreements, contracts and arrangements with the Company and each of its Subsidiaries, and has provided to Parent all such information as of the date hereof concerning the Company and each of its Subsidiaries and their employees as may be necessary to enable Parent to determine the amount, if any, of any "excess parachute payment" within the meaning of
         Section 28OG of the Code that could result solely from the transactions contemplated by this Agreement.

                  (xiv) Neither the Company nor any of its Subsidiaries is or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code).

                  (xv) Neither the Company nor any of its Subsidiaries has participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

                  (xvi) The charges, accruals and reserves for Taxes reflected on the books of the Company and each of its Subsidiaries are adequate under GAAP to cover the Tax liabilities accruing or payable by the Company and each of its Subsidiaries in respect of periods prior to the date hereof.

                  (xvii) Neither the Company nor any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

                  (xviii) Neither the Company nor any of its Subsidiaries is subject to liability for Taxes of any other person (other than with respect to the Company), including, without limitation, liability arising from the application of U.S. Treasury Regulation ss.1.1502-6 or any analogous provision of Tax law.

                  (xix) The shares of Company Common Stock are of "a class of stock that is regularly traded on an established securities market" within the meaning of Section 1445(b)(6) of the Code.

               (c) For purposes of this Agreement, "Taxes" (including, with correlative meaning, the term "Tax") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

         Section 4.11. Intellectual Property. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries owns, or possesses valid license rights to use, all Intellectual Property (as hereinafter defined) used in the conduct of the business. Except as would not have a Company Material Adverse Effect, neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will adversely affect the right of the Company or any of its Subsidiaries, without obtaining the consent of any person, paying any money or taking any other action, to continue to use all Intellectual Property of the Company or any of its Subsidiaries as such Intellectual Property is currently used in the conduct of the business of the Company or such Subsidiary. Neither the Company nor any of its Subsidiaries has received any notice, nor, except as would not have a Company Material Adverse Effect, has any basis to believe, that any Intellectual Property owned or licensed by the Company or any of its Subsidiaries conflicts with, violates or infringes any asserted rights of any other person. To the Company's knowledge, there is no infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the phrase "Intellectual Property" means all intellectual property or other proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, works protected by copyright, computer software, apparatus, trade secrets, trademarks (registered and unregistered) and trademark applications and registrations, brand names, certification marks, service marks and service mark applications and registrations, trade names, trade dress, copyright registrations, design rights, customer lists, marketing and customer information, mask work rights, know-how, licenses, technical information (whether confidential or otherwise), and all documentation relating to the foregoing.

         Section 4.12. Stockholder Rights Plan. The Company has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "Stockholder Rights Plan"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

         Section 4.13. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement-prospectus to be distributed in connection with the Company's meetings of stockholders to vote upon this Agreement (the "Proxy Statement-Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Parent or any of its Subsidiaries incorporated by reference in the Proxy Statement-Prospectus.

         Section 4.14. Employees. Except as set forth on Schedule 4.14 or
Schedule 4.15, there are no employment or severance or termination agreements, policies, plans, commitments or other Contracts, whether written or oral, accruing to the benefit of any employee, director or independent contractor of the Company or any of its Subsidiaries. To the knowledge of the Company, no executive, key employee or group of employees has any plans to terminate his, her or their employment with the Company or any of its Subsidiaries, whether as a result of the Merger or otherwise, except as contemplated by this Agreement. Except as disclosed on Schedule 4.14, the Company has complied in all material respects with governmental requirements and laws relating in any way whatsoever to the employment of labor, except where the failure to do so would not have a Company Material Adverse Effect. Except as disclosed on Schedule 4.14 or 4.7, there are no actions, charges or complaints currently pending, or to the knowledge of the Company, threatened (and to the knowledge of the Company, there is no basis therefor), against the Company or any of its Subsidiaries, relating to alleged employment discrimination, failure to pay appropriate wages or overtime pay or other compensation, unfair labor practices, equal pay discrimination, affirmative action noncompliance, occupational safety and health, breach of employment contract, employee benefit matters, wrongful discharge or other employment-related matters which can reasonably be expected if adversely determined to have a Company Material Adverse Effect. Except as disclosed on Schedule 4.14, all levies, assessments and penalties made against the Company pursuant to any applicable workers' compensation legislation in any jurisdiction in which the Company conducts business have been paid by the Company where the failure to so pay could have a Company Material Adverse Effect. Except for contracts shown on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to any Contracts with any labor union or employee association nor has the Company or any of its Subsidiaries made commitments to or conducted negotiations with any labor union or employee association with respect to any future contracts. The Company is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of the Company or any of its Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

         Section 4.15. Employee Benefit Plans; ERISA.

               (a) Schedule 4.15 hereto sets forth a true and complete list of each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, retiree health, legal benefits, unemployment benefits, vacation, incentive or other compensation plan, agreement or arrangement or other employee benefit, whether written or unwritten, insured or uninsured, whether single employer, multiple employer or multiemployer plan, that is maintained or otherwise contributed to or required to be contributed to at any time during the three (3) calendar years preceding the date of this Agreement (the "Company Plans"), by the Company and each of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment to create any additional plan or modify any existing Company Plan.

               (b) Except as set forth on Schedule 4.15(b), each of the Company Plans that is subject to ERISA is in compliance with ERISA in all material respects; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor an ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Company Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Company Plan; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability to or on account of a Company Plan pursuant to Title IV of ERISA. Except as set forth on Schedule 4.15(b), neither the Company nor any ERISA Affiliate has any unfunded liability for (i) post-retirement welfare benefits including retiree life and medical benefits; or (ii) pension benefits under a Company Plan subject to Title IV of ERISA.

               (c) Except as set forth on Schedule 4.15(c), the current value of the assets of each of the Company Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by the Company Plans, exceeds the present value of the accrued benefits under each such Company Plan; no Company Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and all contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. There are no pending, threatened or anticipated investigations, suits/proceedings or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto or to the knowledge of the Company are there any facts that could rise to any liability in the event of such investigation, suit, proceeding or claim.

               (d) Except as set forth on Schedule 4.15(d), neither the Company nor any ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975, 4976 or 4980B of the Code. Except as set forth on Schedule 4.15(d), no amounts payable under the Company Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 28OG of the Code. Except as set forth on Schedule 4.15(d), no Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, director or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided or disclosed in the Schedules to this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         Section 4.16. Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as disclosed on Schedule 4.16:

               (a) There are not any past or present conditions or circumstances that could reasonably be expected to interfere with or prevent the conduct of the business of the Company or any of its Subsidiaries in compliance with: (i) any order of any court or arbitration board or tribunal or Governmental Entity, or any law, ordinance, governmental rule or regulation related to human health or the environment ("Environmental Law"); or (ii) the terms or conditions of any permits, approvals, licenses or consents required to be issued by any Governmental Entity pursuant to any applicable Environmental Law.

               (b) There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former businesses, assets or properties of the Company or any of its Subsidiaries, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any chemical substance, product or waste, which could, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources.

               (c) Neither the Company nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability, or request for information under any Environmental Law or
(ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Entity or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination.

               (d) There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, the Company or any of its Subsidiaries has retained or assumed contractually.

               (e) Neither the Company nor any of its Subsidiaries has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their business, assets or properties.

         Section 4.17. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Company Common Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption, subject to their rights to withdraw such recommendation as granted in Section 7.2.

         Section 4.18. Opinion of Financial Advisor. The Company has received the opinion of Bear Stearns & Co. Inc. ("Bear Stearns"), dated October 5, 1999, substantially to the effect that the Exchange Ratio provided for in the Merger Agreement is fair from a financial point of view to the holders of the Company Common Stock. A copy of this opinion will be delivered to Parent on or promptly after the date of this Agreement.

         Section 4.19. Insurance. The Company and each of its Subsidiaries is, and has been continuously since January 1, 1995, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by the Company and its Subsidiaries during such time period. Neither the Company nor any of its Subsidiaries, has received any written notice of cancellation or termination with respect to any material insurance policy. To the knowledge of the Company, all material insurance policies of the Company and its Subsidiaries are valid and enforceable policies in all material respects.

         Section 4.20. Affiliate Transactions. Except as disclosed in the Company SEC Reports or as otherwise disclosed in the Schedules to this Agreement, there are no material Contracts or other transactions between the Company, on the one hand, and any (i) officer or director of the Company, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

         Section 4.21. Brokers. Except for Bear Stearns, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.22. Year 2000. The Company and each of its Subsidiaries has implemented a program (the "Year 2000 Program") to: (i) inventory, assess, remediate, replace or upgrade, and test for "Year 2000 Functionality" (as hereinafter defined) all computer hardware, software, systems, networks, interfaces (including interfaces with third parties), devices and building infrastructure elements that may contain software, firmware or embedded devices that could be date sensitive (collectively, "Date-sensitive Devices") that are used by the Company or any of its Subsidiaries and are material to the conduct of the business of the Company or such Subsidiary (collectively, "Remediation Efforts"), (ii) evaluate the efforts of all third parties providing goods or services material to the conduct of the business of the Company or any of its Subsidiaries (including, without limitation, third party service providers and providers of public infrastructure services) to assure Year 2000 Functionality within their organizations and to assure the continued availability of the goods or services they provide that are material to the business of the Company or any of its Subsidiaries prior to, during and after the year-end change from 1999 to 2000 (collectively "Supply Chain Evaluation"), and (iii) develop contingency plans to avert and, if necessary, promptly recover from, any failure of the Company, any of its Subsidiaries or any third party material to their respective businesses to be able to continue to conduct business as usual prior to, during and after the year-end change from 1999 to 2000 as a result of loss of Year 2000 Functionality by such entity or other entities in their respective supply chains (collectively, "Contingency Plans"). The Company and each of its Subsidiaries has completed its Remediation Efforts and Supply Chain Evaluation, and as of the date hereof the Company is not aware of any condition or circumstance that will impede the ability of the Company or any Subsidiary to conduct business as usual prior to, during and after the year-end change from 1999 to 2000. The Company and each of its Subsidiaries has substantially completed its Contingency Plans. As used in this Agreement, the phrase "Year 2000 Functionality" means that, except as would not cause a Company Material Adverse Effect, all date-sensitive devices material to the conduct of the entity's business will provide uninterrupted functionality to record, store, process and present calendar dates on or after January 1, 2000 (including without limitation properly treating 2000 as a leap year) in substantially the same manner and with the same functionality as such date-sensitive devices have heretofore recorded, stored, processed and presented calendar dates falling on or before December 31, 1999. The Company reasonably believes as of the date hereof that the remaining costs of fully implementing its Year 2000 Program will not exceed the amounts reflected in its Report on Form 10-Q for the quarter ended June 30, 1999.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

         Section 5.1. Organization.

               (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being, conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Parent Material Adverse Effect (as hereinafter defined). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

               (b) Schedule 5.1(b) lists all of the Subsidiaries of Parent which would be required to be set forth as an exhibit to Parent's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (the "Parent Subsidiaries"). Each Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which would not in the aggregate have a Parent Material Adverse Effect.

               (c) The copies of the Certificate of Incorporation and By-Laws of Parent and Sub heretofore delivered to the Company are complete and correct copies of such instruments as presently in effect.

               (d) As used in this Agreement, any reference to any event, change or effect having a "Parent Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Parent and its Subsidiaries taken as a whole or to the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement, other than any change, effect or circumstance relating to or resulting from: (i) general changes in the industries in which Parent operates its business; and (ii) changes in general economic conditions or securities markets in general.

         Section 5.2. Capitalization.

               (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which, at October 1, 1999, 46,390,202 shares were issued and outstanding, and 10,000,000 shares of Parent Preferred Stock, of which, at October 1, 1999, none were outstanding. As of the date of this Agreement, options to acquire 5,007,571 shares of Parent Common Stock (the "Parent Stock Options") are outstanding under all stock option plans of Parent. All of the shares of Parent Common Stock issuable in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

               (b) The authorized capital stock of Sub consists of one thousand shares of Sub Common Stock, one hundred of which shares, as of the date hereof are issued and outstanding, owned by Parent and are validly issued, fully paid and nonassessable.

               (c) Except as disclosed in this Section 5.2 or in the Parent SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Parent or Sub any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

               (d) Except for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsidiaries has been validly issued, is fully paid and nonassessable and, except as disclosed on Schedule 5.2(d), is owned of record and beneficially, directly or indirectly, by Parent or another Subsidiary of Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

         Section 5.3. Authority Relative to this Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         Section 5.4. Consents and Approvals; No Violations. Except as set forth on Schedule 5.4, neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of (x) the Certificate of Incorporation or By-Laws of Parent or of Sub or (y) the organizational documents of the Parent Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the HSR Act, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state or foreign laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of the NASD, and the filing and recordation of a Certificate of Merger as required by the DGCL, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Parent or Sub or any other Subsidiary of Parent is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any other Subsidiary of Parent or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Parent Material Adverse Effect.

         Section 5.5. Reports and Financial Statements. Parent has timely filed all reports required to be filed by Parent with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 1997 (collectively, the "Parent SEC Reports"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Since December 31, 1998, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Parent or any of its consolidated Subsidiaries.

         Section 5.6. Absence of Certain Changes or Events; Material Agreements. Except as set forth on Schedule 5.6 or in the Parent SEC Reports filed as of the date of this Agreement, since December 31, 1998, (i) neither Parent nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any action that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.2; and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent or any of its Subsidiaries which has had or is reasonably likely to have a Parent Material Adverse Effect. Except as described in Section 5.4, the transactions contemplated by this Agreement will not require a consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any contract to which the Parent or any of its Subsidiaries is a party.

         Section 5.7. Litigation. Except as disclosed on Schedule 5.7 and except for litigation disclosed in the notes to the financial statements included in the Parent's Annual Report to

Stockholders for the fiscal year ended December 31, 1998 or in the Parent SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Parent, threatened against, the Parent or any of its Subsidiaries or with respect to which the Parent or any of its Subsidiaries could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Parent or any of its Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have a Parent Material Adverse Effect. For purposes of this Agreement, wherever the term "Parent knowledge" or "best knowledge of the Parent" or any phrase of similar import is used it shall mean the actual knowledge of the directors and the executive officers of Parent, or knowledge which such persons could reasonably be expected to possess in view of their respective positions with the Company, and, except as provided above, shall not include imputed, constructive or implied knowledge of any such persons

         Section 5.8. Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports filed as of the date of this Agreement or which were incurred after June 30, 1999 in the ordinary course of business and consistent with past practices, none of Parent or any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) and which could reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.9. No Default. Neither Parent nor any of its Subsidiaries is in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation of) any term, condition or provision of (i) the Parent's or the respective Subsidiary's Certificate of Incorporation or By-Laws, or (ii) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries or any of their properties or assets or (y) any Contract to which the Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their properties or assets may be bound except in the case of this clause (ii), which breaches, violations or defaults, individually or in the aggregate, would not have a Parent Material Adverse Effect. The Parent and each of its Subsidiaries have, and are in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable them to own their businesses and conduct their businesses as currently conducted and as currently proposed to be conducted and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (x) would render legally impermissible the transactions contemplated hereby or (y) could reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.10. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Parent or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or its representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning the Company incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

         Section 5.11. Environmental Protection. Except as could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:

               (a) There are not any past or present conditions or circumstances that could reasonably be expected to interfere with or prevent the conduct of the business of Parent or any of its Subsidiaries in compliance with: (i) any order of any court or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to human health or the environment ("Environmental Law"); or (ii) the terms or conditions of any permits, approvals, licenses or consents required to be issued by any Governmental Entity pursuant to any applicable Environmental Law.

               (b) There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former business, assets or properties of Parent or any of its Subsidiaries, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any chemical substance, product or waste, which could, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law or (ii) claims arising for personal injury, property damage, or damage to natural resources.

               (c) Neither Parent nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Entity or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination.

               (d) There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, Parent or any of its Subsidiaries has retained or assumed contractually.

               (e) Neither Parent nor any of its Subsidiaries has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their business, assets or properties.

         Section 5.12. Vote Required. The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Parent and the holders of Parent Common Stock, and (iii) determined to cause Parent, as the sole stockholder of Sub, to approve and adopt this Agreement. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

         Section 5.13. Insurance. Parent and each of its Subsidiaries is, and has been continuously since January 1, 1995, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by Parent and its Subsidiaries during such time period. Neither Parent nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy. To the knowledge of the Parent, all material insurance policies of Parent and its Subsidiaries are valid and enforceable policies in all material respects.

         Section 5.14. Year 2000. Parent and each of its Subsidiaries has implemented a program (the "Year 2000 Program") to: (i) inventory, assess, remediate, replace or upgrade, and test for "Year 2000 Functionality" (as hereinafter defined) all computer hardware, software, systems, networks, interfaces (including interfaces with third parties), devices and building infrastructure elements that may contain software, firmware or embedded devices that could be date sensitive (collectively, "Date-sensitive Devices") that are used by Parent or any of its Subsidiaries and are material to the conduct of the business of Parent or such Subsidiary (collectively, "Remediation Efforts"),
(ii) evaluate the efforts of all third parties providing goods or services material to the conduct of the business of Parent or any of its Subsidiaries (including, without limitation, third party service providers and providers of public infrastructure services) to assure Year 2000 Functionality within their organizations and to assure the continued availability of the goods or services they provide that are material to the business of Parent or any of its Subsidiaries prior to, during and after the year-end change from 1999 to 2000 (collectively "Supply Chain Evaluation"), and (iii) develop contingency plans to avert and, if necessary, promptly recover from, any failure of Parent, any of its Subsidiaries or any third party material to their respective businesses to be able to continue to conduct business as usual prior to, during and after the year-end change from 1999 to 2000 as a result of loss of Year 2000 Functionality by such entity or other entities in their respective supply chains (collectively, "Contingency Plans"). Parent and each of its Subsidiaries has completed its Remediation Efforts and Supply Chain Evaluation, and as of the date hereof Parent is not aware of any condition or circumstance that will impede the ability of Parent or any Subsidiary to conduct business as usual prior to, during and after the year-end change from 1999 to 2000. Parent and each of its Subsidiaries has substantially completed its Contingency Plans. As used in this Agreement, the phrase "Year 2000 Functionality" means that, except as would not cause a Parent Material Adverse Effect, all date-sensitive devices material to the conduct of the entity's business will provide uninterrupted functionality to record, store, process and present calendar dates on or after January 1, 2000 (including without limitation properly treating 2000 as a leap year) in substantially the same manner and with the same functionality as such date-sensitive devices have heretofore recorded, stored, processed and presented calendar dates falling on or before December 31, 1999. Parent reasonably believes as of the date hereof that the remaining costs of fully implementing its Year

2000 Program will not exceed the amounts reflected in its Report on Form 10-Q for the quarter ended June 30, 1999.

         Section 5.15. Affiliate Transactions. Except as disclosed in the Parent SEC Reports, there are no material Contracts or other transactions between the Parent, on the one hand, and any (i) officer or director of the Parent, (ii) record or beneficial owner of five percent or more of the voting securities of the Parent or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

                                  ARTICLE VI.
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1. Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth on Schedule 6.1 or as otherwise expressly contemplated by this
Agreement:

               (a) the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses only in the ordinary and usual course consistent with past practice, and use their reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and key employees, and preserve the goodwill of those having business relationships with them; the Company shall not, and shall not permit any Subsidiary to, hire any person to any position as an employee or as a consultant to the Company or a Subsidiary of the Company where the total annual compensation payable to such person, whether in cash or otherwise, would exceed $100,000;

               (b) the Company shall not, and shall not permit any Subsidiary to, (i) amend their respective charters, By-laws or other organizational documents, (ii) split, combine or reclassify any shares of their outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of their capital stock;

               (c) the Company shall not, and shall not permit any Subsidiary to, (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, their respective capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement, (ii) merge or consolidate with another entity, (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any material assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, (iv) except as noted on Schedule 6.1(c)(iv), sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary and usual course of business and consistent with past practice, including any shares the Company holds of HealthAxis.com, Inc., (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice, (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of a material nature any other person other than in the ordinary course of business and consistent with past practice, (vii) make any loans, advances or capital contributions to, or investments in, any other person,
(viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor, (ix) permit any insurance policy naming the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business, or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (d) the Company shall not, and shall not permit any Subsidiary to, (i) adopt, enter into, terminate or amend (except as may be required by applicable law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in base compensation in the ordinary course of business consistent with past practice), or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options);

               (e) the Company shall not, and shall not permit any Subsidiary to, take any action with respect to, or make any material change in, their respective accounting policies or procedures;

               (f) the Company shall not knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code;

               (g) the Company shall not, and shall not permit any Subsidiary to, make any Tax election or settle or compromise any income Tax liability or file any income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company;

               (h) the Company shall not, and shall not permit any Subsidiary to, propose, adopt, approve or implement any Stockholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

         Section 6.2. Conduct of Business by Parent Pending the Merger. Except as set forth on Schedule 6.2, prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this
Agreement:

               (a) the business of Parent and its Subsidiaries shall be conducted only in the ordinary and usual course consistent with past practice, and Parent shall use its reasonable efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

               (b) Parent shall not declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

               (c) Parent shall not split, combine or reclassify the outstanding Parent Common Stock;

               (d) neither Parent nor Sub shall take any action with respect to, or make any material change in, its accounting policies or procedures;

               (e) neither Parent nor Sub shall knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         Section 6.3. Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

         Section 7.1. Access and Information. Each of the Company and Parent shall (and shall cause their respective Subsidiaries and their Subsidiaries' respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all nonpublic information so acquired in accordance with the terms of the confidentiality agreement, dated August 11, 1999 between Parent and the Company (the "Confidentiality Agreement").

         Section 7.2. Solicitation of Competing Transactions.

               (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Acquisition (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Alternative Acquisition, or agree to or endorse any Alternative Acquisition, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Parent as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters; provided, however, that prior to the approval of this Agreement by the stockholders of the Company, nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided, that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company, (1) provides notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in any such notice to Parent in reasonable detail the identity of the person making such proposal and the material terms and conditions of such proposal, (2) provides Parent with all information regarding the Company provided or to be provided to such person which Parent has not previously been provided, and provided further that the Company shall keep Parent informed, on a prompt basis, of the status and material terms of any such proposal and the status of any such discussions and negotiations, and (3) receives from such person or entity an executed confidentiality agreement containing customary terms (which need not contain "standstill" or similar provisions); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable law; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Sections 4.17 and 7.4 following the making of a Superior Proposal if, solely in the case of this clause (iii), the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties under applicable law.

               (b) For purposes of this Agreement, "Alternative Acquisition" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 35% of the voting power of the shares of the Common Stock of the Company then outstanding or more than 35% of the assets of the Company and its Subsidiaries, taken as a whole; or
(iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter, other than in each of (i), (ii), (iii) and (iv) the transactions contemplated by this Agreement.

               (c) For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the shares of the Common Stock of the

Company then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment to be financially more favorable to the Company stockholders than the Merger and with respect to which the Board of Directors of the Company determines, in its good faith judgment, that financing, to the extent required, is then committed or is reasonably available.

               (d) If the Company receives any unsolicited offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, the Company shall notify Parent thereof within twenty-four hours of the Company's receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

         The Company shall be entitled to provide copies of this Section 7.2 to third parties who on an entirely unsolicited basis after the date hereof, contact the Company concerning an Alternative Acquisition, provided that Parent shall concurrently be notified of such contact and the delivery of such copy.

         Section 7.3. Registration Statement. As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement-Prospectus and Parent, in consultation with the Company, shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, any Subsidiary of the Company or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

         Section 7.4. Proxy Statement-Prospectus; Stockholder Approvals.

               (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law as advised by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval. Parent and the Company, as promptly as practicable (or with such other timing as Parent and the Company mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to the Company's stockholders. Notwithstanding anything to the contrary in the foregoing, unless this Agreement has been validly terminated in accordance with Article IX hereof, the Company shall hold its stockholders meeting in accordance with the time period specified in the first sentence of this Section 7.4.

               (b) At or prior to the Closing, the Company shall deliver to Parent a certificate of the Company's Secretary setting forth the voting results from its stockholder meeting.

         Section 7.5. Compliance with the Securities Act.

               (a) At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for the Company's stockholders' meeting convened in accordance with Section 7.4(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

               (b) The Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 7.5(a) above to deliver to Parent (with a copy to the Company), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit B, (the "Affiliate Letters ").

               (c) If any Affiliate of the Company refuses to provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed
(i) pursuant to an effective registration statement under the Securities Act,
(ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

         Section 7.6. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action. Each of the parties will use its reasonable efforts to ensure that the tax opinion to be delivered by its counsel pursuant to Section 8.2(d) or 8.3(c), as the case may be, be delivered and not withdrawn or modified in any material respect.

         Section 7.7. Voting Agreement. Concurrently herewith, and as an essential inducement for Parent's entering into this Agreement, Parent is entering into a Voting Agreement with Automatic Data Processing, Inc. and each of Jack Murray, William Bennett and Robert Parker (and, in each case, any stockholder whose shares may be deemed to be beneficially owned by any such person) (collectively, the "Stockholders") with respect to shares of Company Common Stock owned (beneficially or of record) by the Stockholders, such shares to constitute in the aggregate not less than 17% of the issued and outstanding shares of Common Stock of the Company; provided that shares owned by the minor children or the spouse of a stockholder shall be deemed not to be beneficially owned by a stockholder for purposes of this Section 7.7.

         Section 7.8. Company Stock Options. At the Effective Time, each of the Company Stock Options which is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase shares of Parent Common Stock (a "New Option") in an amount and at an exercise price determined as provided below:

               (a) The number of shares of Parent Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

               (b) The exercise price per share of Parent Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

         The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent.

         Section 7.9. Public Announcements. Each of Parent, Sub, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the NYSE and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

         Section 7.10. Directors' and Officers' Indemnification and Insurance. All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of the Company under the provisions existing on the date hereof in the Company's Certificate of Incorporation or By-Laws shall, with respect to any claims arising out of any event or matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation shall assume all obligations of the Company in respect thereof and no change shall be made with respect to such rights after the Effective Time. Parent further agrees that for a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company or policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to Parent not greater than 200% of the current annual premiums for the policies currently maintained by the Company for its directors' and officers' liability insurance; provided however, that if such insurance cannot be so maintained or obtained at such cost, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premiums of the Company for its directors' and officers' liability insurance.

         Section 7.11. Election to Parent Board of Directors. Parent shall take all steps reasonably necessary to elect James K. Murray, Jr. to the Board of Directors of Parent. As a director, Mr. Murray will be entitled to such compensation arrangements as are currently in place for outside directors of Parent.

         Section 7.12. Company Stock Option Agreement. Upon execution of this Agreement, the Company shall execute and deliver to Parent an Option Agreement (the "Option Agreement"), granting Parent the option to purchase 1,500,000 shares of Company Common Stock, on the terms and subject to the conditions set forth in the form of Option Agreement attached herein as Exhibit C.

         Section 7.13. Expenses. Except as otherwise set forth in Section 9.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (i) the filing fee in connection with filings under the HSR Act, (ii) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement and (iii) the filing fee with the SEC relating to the Registration Statement or the Proxy Statement shall be borne equally by Parent and the Company.

         Section 7.14. Listing Application. Parent will use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger to be listed for quotation on the NYSE.

         Section 7.15. Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.15 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

         Section 7.16. Letters of Accountants.

               (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

               (b) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

         Section 7.17. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer, and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

         Section 7.18. Non-solicitation of Employees. Each of Parent and the Company agree, for a period of one year from the date hereof, not to directly or indirectly solicit any employee of the other or to induce or encourage any employee of the other to terminate such employee's employment.

         Section 7.19. Exchange Act Filings. For so long as Parent may be required to do so, Parent shall timely file with the SEC all reports required to be filed with the SEC pursuant to the Exchange Act.

         Section 7.20. Litigation Reserve. Company has advised Parent that it will record a reserve during the quarter ended September 30, 1999 in the approximate amount of $5,800,000 in connection with loss contingencies associated with certain disputes and/or litigation. The Company also agrees to use its best commercially reasonable efforts to settle the claims currently identified on its open litigation summary on or before December 10, 1999.

                                 ARTICLE VIII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

               (b) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 4.17) of the stockholders of the Company in accordance with applicable law.

               (c) NYSE Listing for Quotation. The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance.

               (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

               (e) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

               (f) Approvals. Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on Schedule 8.1(f) on Parent or the Surviving Corporation shall have been obtained, been filed or have occurred. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock pursuant to this Agreement in the Merger.

         Section 8.2. Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

               (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers) as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, will be true and correct as of the Effective Time as though made at the Effective Time, except, in each case, where the failure to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

               (c) Affiliate Letters. Parent shall have received the Affiliate Letters from each of the Affiliates of the Company, as contemplated in Section 7.5.

               (d) Tax Opinion of Counsel. Parent shall have received an opinion of Gardner, Carton & Douglas ("Gardner, Carton") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

         In rendering such opinion, Gardner, Carton may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that the condition set forth in this Section 8.2(d) shall be deemed to be satisfied if Gardner, Carton is unable to render such opinion solely by reason of any of the holders of Company Common Stock refusing or failing to provide Gardner, Carton with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Gardner, Carton.

               (e) Financing Commitment. Parent shall have received on or before October 18, 1999 a financing commitment in customary commercial form from a bank or other financial institution for a senior unsecured debt facility in the aggregate amount of $250 million (a "Financing Commitment"). Parent shall use its commercially reasonable efforts to obtain a Financing Commitment. The Company agrees to cooperate with the Parent and the Parent's prospective financing sources in connection with due diligence inquiries of prospective financing sources. If such commitment is not obtained by the close of business on October 18, 1999 and Parent fails to terminate this Agreement by delivering to the Company written notice of such termination by the close of business on such date pursuant to the termination right granted in Section 9.1(g), this condition shall be deemed to be irrevocably waived by the Parent.

               (f) Resignations. Parent shall have received the resignations of each member of the Company's Board of Directors (other than William Bennett, who shall remain as a director of the Company).

         Section 8.3. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

               (a) Representations and Warranties. Each of the representations and warranties of Parent set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers) as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, will be true and correct as of the Effective Time as though made at the Effective Time, except, in each case, where the failure to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

               (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

               (c) Tax Opinion of Counsel. The Company shall have received an opinion of Fowler, White, Gillen, Boggs, Villareal and Banker P.A. ("Fowler White") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

         In rendering such opinion, Fowler White may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that the condition set forth in this Section 8.3(c) shall be deemed to be satisfied if Fowler White is unable to render such opinion solely by reason of any of the holders of Company Common Stock refusing or failing to provide Fowler White with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Fowler White.

                                  ARTICLE IX.
                                   TERMINATION

         Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

               (a) By mutual consent of Parent and the Company;

               (b) By either Parent or the Company, if the Merger shall not have been consummated before March 31, 2000 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party (or its Subsidiaries, if any) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

               (c) By the Company or Parent, if, upon a vote at the meeting of stockholders of the Company called pursuant to Section 7.4 hereof (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company for approval of this Agreement and the Merger has not been obtained;

               (d) By either Parent or the Company, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable;

               (e) By Parent, if (i) there has been a breach of any representations or warranties of the Company set forth herein such that the conditions set forth in Section 8.2(a) are not satisfied; (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; (iii), the bank (or banks) or any other financial institution (collectively, the "Lender") under any Financing Commitment shall have failed to fund or disburse any loan or loans to be made to Parent under such Financing Commitment due to the occurrence and continuation of a material adverse change in, or material disruption of, conditions in the financial, banking or capital markets which such Lender, in its sole discretion, shall have deemed material in connection with the syndication of the loan or loans to be made pursuant to such Financing Commitment; or (iv) the Board of Directors of the Company (x) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of the Company or withdraws or amends or modifies in a manner adverse to Parent and Sub its recommendation or approval in respect of this Agreement or the Merger, (y) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition, or (z) takes any action prohibited by Section 7.2;

               (f) By the Company, if (i) there has been a breach of any representations or warranties of Parent set forth herein such that the conditions set forth in Section 8.3(a) are not satisfied; (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent; or (iii) such termination is necessary to allow the Company to enter into an agreement with respect to a Superior Proposal (provided that the termination described in this clause (iii) shall not be effective unless and until the Company shall have paid to Parent in full the fee described in Section 9.2(b));

               (g) By Parent, provided that written notice of such termination is given on or before October 18, 1999 if the condition set forth in Section 8.2(e) is not satisfied or waived by that date and Parent has paid to the Company the fee called for by Section 9.2(b)(iii).

         Section 9.2. Effect of Termination.

               (a) In the event of termination of this Agreement pursuant to this Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section 7.1 and Section 7.13, and except that nothing herein shall relieve any party from liability for any breach of this Agreement; provided, however, the parties agree that any liability for a breach of this Agreement that is not a willful breach shall be limited to the recovery of all documented out of pocket expenses of the other party incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all investment banking, legal, accounting and other similar expenses).

               (b) (i) If (x) Parent shall have terminated this Agreement pursuant to Section 9.1(e)(iv) or (y) the Company shall have terminated this Agreement pursuant to Section 9.1(f)(iii), then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent a termination fee of Five Million Dollars ($5,000,000).

         (ii) If (x) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(c) due to the failure of the Company's stockholders to approve the Agreement, (y) at or prior to the time of such failure to so approve this Agreement an Alternative Acquisition shall have been made public and (z) within eighteen months of such termination (I) an Alternative Acquisition with any third party is consummated or (II) an agreement to effect an Alternative Acquisition is entered into by the Company, then in any such case the Company shall promptly, but in no event later than two days after the conditions set forth in clauses (x), (y) and (z) of this Section 9.2(b)(ii) are satisfied, pay Parent a termination fee of Five Million Dollars ($5,000,000).

         (iii) If Parent shall have terminated this Agreement pursuant to
         Section 9.1(g), then Parent shall promptly pay Company, but in no event later than two business days after the date of such termination, a fee of Four Million Dollars ($4,000,000).

                                   ARTICLE X.
                               GENERAL PROVISIONS

         Section 10.1. Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of the Company, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

         Section 10.2. Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

         Section 10.3. Survivability; Investigations. The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time

         Section 10.4. Notices. All notices and other communications hereunder shall be in writing, and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                  (a)      If to Parent or Sub, to:

                           UICI
                           4001 McEwen Boulevard, Suite 200
                           Dallas, Texas  75244
                           Attention:  Glenn W. Reed, Esq.
                           Telecopier No.:  (972) 392-6717

                           with a copy to:

                           Gardner, Carton & Douglas
                           321 North Clark Street
                           Chicago, IL  60610-4795
                           Attention:  Charles R. Manzoni, Jr., Esq.
                           Telecopier No.: (312) 644-3381

and
                  (b)      If to the Company, to:

                           HealthPlan Services Corporation
                           3501 Frontage Road
                           Tampa, Florida  33607
                           Attention:  Phillip S. Dingle
                           Telecopier No.:  (813) 282-0490
                           with a copy to:

                           Fowler, White, Gillen, Boggs, Villareal &
                             Banker, P.A.
                           501 East Kennedy Boulevard, Suite 1700
                           Tampa, Florida  33602
                           Attention:  David C. Shobe, Esq.
                           Telecopier No.:  (813) 228-9401

         Section 10.5. Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

         Section 10.6. Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except for Sections 7.10 and 7.11, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

         Section 10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

         Section 10.8. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

         Section 10.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of Parent, Sub and the Company has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                  PARENT:

                                  UICI


                                  By:
                                      -----------------------------------------
                                      Name:           Gregory T. Mutz
                                      Title:    President and Chief Executive
                                                         Officer

                                  SUB:

                                  UICI ACQUISITION CO.


                                  By:
                                      -----------------------------------------
                                      Name:          Gregory T. Mutz
                                      Title:             President

                                  THE COMPANY:

                                  HEALTHPLAN SERVICES CORPORATION


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                     FORM OF
                                VOTING AGREEMENT


         VOTING AGREEMENT (the "Agreement"), dated as of October __, 1999, between HealthPlan Services Corporation, a Delaware corporation (the "Company"), ________________ (the "Stockholder") and UICI, a Delaware corporation ("Parent").

         WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and UICI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

         WHEREAS, upon consummation the Merger, the stockholders of the Company will receive a number of shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined in the Merger Agreement) for each share of common stock, par value $.01 per share (the "Company Common Stock") of the Company owned by them;

         WHEREAS, the Stockholder owns of record and beneficially __________ shares of Company Common Stock and wish to enter into this Agreement with respect to __________ of such shares (such __________ shares of Company Common Stock being referred to as the "Shares"); and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to Parent to vote the Shares at a meeting of the Company's stockholders, in favor of approval and adoption of the Merger Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, (a) in favor of approval and adoption of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, and (b) against an Alternative Acquisition (as such term is defined in the Merger Agreement). The Stockholder agrees to deliver to Parent upon request immediately prior to any vote contemplated by clause (a) or (b) above a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law, and Parent agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger.

         2. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

         3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except for a Proxy or a proxy which is not inconsistent with the terms of this Agreement) any of the Stockholder's Shares.

         4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         5. Term of Agreement; Termination. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time, and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that, as of the date hereof, (a) such Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) such Stockholder's Shares are free and clear of all proxies (except for a proxy which is not inconsistent with the terms of this Agreement).

         7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      If to Parent:

                           UICI
                           4001 McEwen Boulevard, Suite 200
                           Dallas, Texas  75244
                           Attention:  Glenn W. Reed, Esq.
                           Telecopier No.:  (972) 392-6717

                           with a copy to:

                           Gardner, Carton & Douglas
                           321 North Clark Street
                           Chicago, IL  60610-4795
                           Attention:  Charles R. Manzoni, Jr., Esq.
                           Telecopier No.: (312) 644-3381

(b)      If to Stockholder:

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------

                           Attention:
                                      ------------------------
                           Telecopier No.:  (   )    -
                                             ---  --- ------

         9.       Miscellaneous.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  STOCKHOLDER


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  HEALTHPLAN SERVICES CORPORATION


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  UICI


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                    (ANNEX A)

                                  FORM OF PROXY


         The undersigned, for consideration received, hereby appoints UICI, a Delaware corporation ("Parent"), its proxy to vote __________ shares of Common Stock, par value $.01 per share, of HealthPlan Services Corporation, a Delaware corporation (the "Company"), owned by the undersigned and described in the Voting Agreement referred to below and which the undersigned is entitled to vote at any meeting of stockholders of the Company, and at any adjournment thereof, to be held for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October __, 1999 (the "Merger Agreement"), by and among the Company, Parent, and UICI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), providing for the merger (the "Merger") of Sub with and into the Company, FOR such proposal and AGAINST any Alternative Acquisition (as such term is defined in the Merger Agreement). This proxy is subject to the terms of the Voting Agreement, is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such __________ shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement, dated as of October )__, 1999 between the undersigned and Parent, a copy of such Agreement being attached hereto, terminates in accordance with its terms.

         Dated:                      , 1999
                ---------------------
                                             [NAME OF STOCKHOLDER]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT B

                            FORM OF AFFILIATE LETTER


                                                              , 1999
                                               ---------------


----------------------------
----------------------------
----------------------------
Attention:
           -------------------------

Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of _________________________, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of _______________, 1999 (the "Agreement"), by and among _________________________, a Delaware corporation ("Parent"), _________________________, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Parent will acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") and Sub will merge with and into the Company (the "Merger").

         As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share of Parent ("Parent Common Stock"). I would receive the Parent Common Stock in exchange for shares (or options for shares) owned by me of Company Common Stock.

         I represent, warrant and covenant to Parent that in the event I receive Parent Common Stock as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

         C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

        E. I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _______________, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND
         _________________________, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF _________________________."

         F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend after one year unless the provisions of Rule 145(d)(2) have been amended to require a longer period than one year.

         [WE UNDERSTAND, AND YOU AGREE, THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, WE MAY DISTRIBUTE THE PARENT COMMON STOCK RECEIVED BY US IN THE MERGER TO OUR PARTNERS IN ACCORDANCE WITH THE TERMS OF OUR PARTNERSHIP AGREEMENT SO LONG AS EACH PARTNER RECEIVING A DISTRIBUTION OF PARENT COMMON STOCK FROM US AGREES TO EXECUTE A LETTER

AGREEMENT ADDRESSED TO YOU CONTAINING SUBSTANTIALLY THE SAME TERMS AS THIS LETTER AGREEMENT.]

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

                                      Very truly yours,


                                      ------------------------------------------
                                      Name:



Accepted this _____ day of
__________, 1999 by:


--------------------------------


By:
     --------------------------------------------
     Name:
     Title:

                                                                       EXHIBIT C

                                OPTION AGREEMENT

         OPTION AGREEMENT, dated as of October 5, 1999 by and between HealthPlan Services Corporation, a Delaware corporation ("Grantor"), and UICI, a Delaware corporation ("Acquiror").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Grantor and Acquiror are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Grantor with and into a wholly-owned subsidiary of Acquiror (the "Merger"); and

         WHEREAS, as a condition to Acquiror's willingness to enter into the Merger Agreement, Acquiror has requested that Grantor agree, and Grantor has so agreed, to grant to Acquiror an option with respect to certain shares of Grantor's common stock, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, to induce Acquiror to enter into the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. GRANT OF OPTION. Grantor hereby grants Acquiror an irrevocable option (the "Grantor Option") to purchase up to 1,500,000 shares, subject to adjustment as provided in Section 6 hereof (such shares being referred to herein as the "Grantor Shares") of common stock, $.01 par value, of Grantor (the "Grantor Common Stock") in the manner set forth below at a price (the "Exercise Price") per Grantor share of $7.375 payable in cash.

         2. EXERCISE OF OPTION. The Grantor option may be exercised by Acquiror, in whole or in part, at any time or from time to time after the Merger Agreement is terminated and a termination fee is payable under circumstances which would entitle Acquiror to the termination fee under Section 9.2(b)(i) or 9.2(b)(ii) of the Merger Agreement.

                           In the event Acquiror wishes to exercise the Grantor
Option, Acquiror shall deliver to Grantor a written notice (an "Exercise Notice") specifying the total number of Grantor Shares it wishes to purchase. Each closing of a purchase of Grantor Shares (a "Closing") shall occur at a place, on a date and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Grantor Option shall terminate upon the earlier of: (i) the Effective Time; or
(ii) two years following the first event that triggers the obligation of Grantor to pay the termination fee under Section 9.2(b)(i) or 9.2(b)(ii) of the Merger Agreement (or if, at the expiration of such two year period the Grantor Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the foregoing, the Grantor Option may not be exercised if Acquiror is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement. Upon the giving by Acquiror to Grantor of the Exercise Notice and the tender of the applicable aggregate Exercise Price, Acquiror shall be deemed to be the holder of record of the Grantor Shares issuable upon such exercise, notwithstanding that the stock transfer books of Grantor shall then be closed or that certificates representing such Grantor Shares shall not then be actually delivered to Acquiror.

        3. CLOSING. At any Closing, (a) Grantor will deliver to Acquiror or its designee a single certificate in definitive form representing the number of Grantor Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in
Section 7 and (b) Acquiror will deliver to Grantor the aggregate Exercise Price for the Grantor Shares so designated and being purchased by wire transfer of immediately available funds or certified check or bank check. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of its stock certificates under this Agreement.

         4. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF GRANTOR. Grantor represents and warrants to Acquiror that (a) Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Grantor and the consummation by Grantor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantor and no other corporate proceedings on the part of Grantor are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Grantor, constitutes a valid and binding obligation of Grantor and, assuming this Agreement constitutes a valid and binding obligation of Acquiror, is enforceable against Grantor in accordance with its terms, (e) Grantor has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Grantor Option in accordance with its terms, and at all times from the date hereof through the expiration of the Grantor Option will have reserved, 1,500,000 authorized and unissued Grantor Shares, such amount being subject to adjustment as provided in Section 6, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the Grantor Shares to Acquiror upon the exercise of the Grantor Option in accordance with its terms, Acquiror will acquire the Grantor Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) the execution and delivery of this Agreement by Grantor does not, and the consummation by Grantor of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Grantor pursuant to, (A) any provision of the Certificate of Incorporation or bylaws of Grantor, (B) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, Grantor benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantor or its properties or assets, (h) the execution and delivery of this Agreement by Grantor does not, and the performance of this Agreement by Grantor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, and (i) none of Grantor, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of Grantor to any person under circumstances that would cause the issuance and sale of the Grantor Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and the issuance, sale and delivery of the Grantor Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Grantor shall not take any action which would cause the issuance, sale and delivery of the Grantor Shares hereunder not to be exempt from such requirements). Grantor agrees that any Grantor Shares issued to Acquiror upon the exercise of the Grantor Option will be approved for listing on the New York Stock Exchange.

         5. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror represents and warrants to Grantor that (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, and, assuming this Agreement constitutes a valid and binding obligation of Grantor, is enforceable against Acquiror in accordance with its terms, and (d) Acquiror is an Accredited Investor and any Grantor Shares acquired upon exercise of the Grantor Option will be acquired for Acquiror's own account, for investment purposes only and will not be, and the Grantor Option is not being, acquired by Acquiror with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

         6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on Grantor contained in this Agreement or in the Merger Agreement, in the event of any change in Grantor Common Stock by reason of stock dividends, splitups, mergers, (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Grantor Option, and the purchase price per share provided in
Section 1, shall be adjusted appropriately to restore to Acquiror its rights hereunder.

         7. RESTRICTIVE LEGENDS. Each certificate representing shares of Grantor Common Stock issued to Acquiror hereunder, at a Closing, shall include a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPTION AGREEMENT, DATED AS OF OCTOBER 5, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Acquiror shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and in circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         8. REGISTRATION STATEMENT.

                  (a) If at any time or times after the Option has become exercisable Grantor determines to file with the Securities and Exchange Commission a registration statement covering any Grantor Common Stock (other than Grantor Common Stock issuable to officers and employees pursuant to an employee benefit plan registered on Form S-8), Grantor shall notify Acquiror, at least 15 days prior to the filing of such proposed registration statement. If Acquiror requests Grantor in writing, within

10 days of the receipt of notification from Grantor, to include in such registration statement any Grantor Shares then held by Acquiror, then, Grantor shall use its best efforts to include those Grantor Shares in the registration statement, to have the registration declared effective and to keep such registration current for a period of not less than 180 days. If Acquiror decides not to (or is precluded from including) all of its Grantor Shares in any registration statement thereafter filed by Grantor, Acquiror will nevertheless continue to have the right under this Section 8(a) to include its Grantor Shares in a future registration of Grantor.

                  (b) At any time, Acquiror may demand registration under the Securities Act of all or part of the Grantor Shares then held by Acquiror. Acquiror shall be limited to one demand under this Section 8(b) and such demand shall be made by written notice to Grantor, which notice shall specify the number of Grantor Shares requested to be registered. Upon receipt of a written demand for registration under this Section 8(b), the Company shall use its best efforts to register such Grantor Shares, to have the registration statement declared effective and to keep such registration current for a period of not less than 180 days.

                  (c) A registration effected under this Section 8 shall be effected at Grantor's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Acquiror, and Grantor shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters, if any, in the customary manner, (ii) if applicable, to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the underwriters, if any, deem it necessary, participating in road-show presentations).

         9. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

         10. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

         11. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

         12. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that Acquiror is not permitted to acquire, the full number of shares of Grantor Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of Grantor to allow Acquiror to acquire or to require Grantor to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

         14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            A.       If to Grantor, to:

                       HealthPlan Services Corporation
                       3501 Frontage Road
                       Tampa, Florida  33607
                       Attention:  Phillip S. Dingle, Esq.
                       Telecopier No.:  (813) 282-0490

            and a copy to:

                       Fowler, White, Gillen, Boggs, Villareal & Banker, P.A. 501 East Kennedy Boulevard, Suite 1700
                       Tampa, Florida 33602
                       Attention: David C. Shobe, Esq.
                       Telecopier No.: (813) 228-9401

            B.       If to Acquirer, to:

                       UICI
                       4001 McEwen Boulevard, Suite 200
                       Dallas, Texas 75244
                       Attention: Glenn W. Reed, Esq.
                       Telecopier No.:  (972) 392-6717
            with a copy to:

                        Gardner, Carton & Douglas
                        Quaker Tower
                        321 North Clark Street, Suite 3300
                        Chicago, Illinois  60610-4795
                        Attention:  Charles R. Manzoni, Jr., Esq.
                        Telecopier No.:  (312) 644-3381

         15. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

         16. INTERPRETATION. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         17. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

         18. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         19. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         20. REPLACEMENT OF GRANTOR OPTION. Upon receipt by Grantor of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Grantor will execute and deliver a new Agreement of like tenor and date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                           HEALTHPLAN SERVICES CORPORATION


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------



                                           UICI


                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------